Exhibit 99.1

Contact: Tim Berryman
Director – Investor Relations
Medical Properties Trust, Inc.
(205) 969-3755
tberryman@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST, INC. REPORTS 2017 FOURTH QUARTER AND ANNUAL RESULTS

Per Share Net Income of $0.19 and Normalized FFO of $0.37 Up 46% and 19% Respectively Compared to Prior Year Quarter

$2.2 Billion In 2017 Investments Drive 33% Annual Growth

Birmingham, AL – February 8, 2018 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPW) today announced financial and operating results for the fourth quarter and year ended December 31, 2017 and recent highlights.

“MPT’s overriding objective is to create value for our shareholders, and we accomplished this again in the fourth quarter by growing normalized FFO more than 19% to a record $0.37 per share. Annual results also included a record $1.35 per share normalized FFO and we delivered total shareholder returns at the very top of the healthcare REIT sector,” said Edward K. Aldag, Jr., MPT’s Chairman, President and Chief Executive Officer. “During this outstanding year, we executed extremely well in the capital markets, issuing dollar and euro-denominated debt at the lowest coupons in our history and made strongly accretive investments, winning transactions against large, sophisticated competition. These acquisitions contributed to 33% growth in assets year over year, and an enterprise value that is now approaching $10 billion. Indeed, 2017 was an active year for MPT, and we are well positioned for continued accretive growth in 2018 and beyond,” said Aldag.

FOURTH QUARTER AND RECENT HIGHLIGHTS

•	Net income of $0.19 and Normalized Funds from Operations (“NFFO”) of $0.37 in the fourth quarter, both on a per diluted share basis, representing increases of 46% and 19% respectively compared to $0.13 and $0.31 in prior year quarter;

•	Closed approximately $2.2 billion in acquisitions in 2017 compared to approximately $1.8 billion in 2016 and $1.7 billion in 2015 resulting in 34% compound annual growth in assets over the past three years;

•	Transitioned Adeptus leases for all 11 Colorado emergency facilities to investment grade-rated UCHealth and amended the master lease to provide a new 15-year initial term effective January 1, 2018 with three five-year renewal options;

•	Completed the previously announced acquisition of three Median rehabilitation hospitals in late November for an aggregate purchase price of €80 million, or approximately $95 million;

•	Commenced funding the development of an 88-bed general acute care hospital in Idaho Falls, Idaho in December with an expected total investment of $113.5 million; and

•	Entered into At-the-Market agreements under which MPT may issue and sell shares of its common stock having an aggregate offering price of up to $750 million from time to time over the next three years.

Included in the financial tables accompanying this press release is information about the Company’s assets and liabilities, net income and reconciliations of net income to FFO, NFFO and Adjusted Funds from Operations (“AFFO”), all on a basis comparable to 2016 results.

PORTFOLIO UPDATE

In the fourth quarter, MPT completed $95.0 million in real estate acquisitions and commenced funding the development of a $113.5 million acute care hospital. With these transactions and commitments, the Company has pro forma total gross assets of approximately $9.5 billion including $6.6 billion in general acute care hospitals, $2.0 billion in inpatient rehabilitation hospitals, and $0.4 billion in long-term acute care hospitals. The pro forma portfolio includes 276 properties representing more than 32,000 licensed beds in 29 states and in Germany, the United Kingdom, Italy and Spain. The properties are leased to or mortgaged by 31 hospital operating companies.

OPERATING RESULTS AND OUTLOOK

Net income for the fourth quarter of 2017 was $71.9 million (or $0.19 per diluted share), compared to $43.0 million (or $0.13 per diluted share) in the fourth quarter of 2016. Net income for the twelve months ended December 31, 2017 was $289.8 million (or $0.82 per diluted share) compared with net income of $225.0 million (or $0.86 per diluted share) in 2016.

NFFO for the fourth quarter of 2017 was $134.8 million compared with $100.7 million in the fourth quarter of 2016, an increase of 34%. Per share NFFO increased 19% to $0.37 per diluted share in the fourth quarter of 2017 compared with $0.31 per diluted share in the fourth quarter of 2016.

For the twelve months ended December 31, 2017, NFFO increased 42% to $474.9 million from $334.8 million in 2016. On a per diluted share basis, NFFO increased 5% in 2017 to $1.35 from $1.28 in 2016.

Fourth quarter 2017 total revenues increased 34% to $205.0 million compared with $153.3 million for the fourth quarter of 2016. Revenue for the twelve months ended December 31, 2017 increased 30% to $704.7 million from $541.1 million in 2016.

The Company reaffirms its estimate of 2018 net income to a range from $1.02 to $1.06 per diluted share and 2018 NFFO to a range from $1.42 to $1.46 per diluted share. This estimate assumes no additional acquisitions or investments, no asset sales and no material capital transactions.

A reconciliation of NFFO guidance to net income is included with the financial tables accompanying this press release.

These estimates do not include the effects, if any, of unexpected real estate operating costs, changes in accounting pronouncements, litigation costs, debt refinancing costs, acquisition costs, currency exchange rate movements, interest rate hedging activities, write-offs of straight-line rent or other non-recurring or unplanned transactions. These estimates may change if the Company acquires or sells assets, market interest rates change, debt is refinanced, new shares are issued, additional debt is incurred, other operating expenses vary, income from investments in tenant operations vary from expectations, or existing leases do not perform in accordance with their terms.

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast for Thursday, February 8, 2018 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended December 31, 2017. The dial-in numbers for the conference call are 855-365-5214 (U.S.) and 440-996-5721 (international); both numbers require passcode 4786079. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com.

A telephone and webcast replay of the call will be available beginning shortly after the call’s completion through February 22, 2018. Dial-in numbers for the replay are 855-859-2056 and 404-537-3406 for U.S. and International callers, respectively. The replay passcode for both U.S. and international callers is 4786079.

The Company’s supplemental information package for the current period will also be available on the Company’s website under the “Investor Relations” section.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. MPT’s financing model helps facilitate acquisitions and recapitalizations and allows operators of hospitals and other healthcare facilities to unlock the value of their real estate assets to fund facility improvements, technology upgrades and other investments in operations. Facilities include acute care hospitals, inpatient rehabilitation hospitals, long-term acute care hospitals, and other medical and surgical facilities. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the satisfaction of all conditions to, and the timely closing (if at all) of pending transactions; net income per share for 2018; NFFO per share for 2018; the sale or release of certain Adeptus facilities; the amount of acquisitions of healthcare real estate, if any; results from the potential sales, if any, of assets; capital markets conditions; estimated leverage metrics; the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the payment of future dividends, if any; completion of additional debt arrangements, and additional investments; national and international economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the “Risk factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and as updated by the Company’s subsequently filed Quarterly Reports on Form 10-Q and other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in thousands, except for per share data)	December 31, 2017	December 31, 2016
Assets	(Unaudited)	(A)
Real estate assets
Land, buildings and improvements, intangible lease assets, and other	$5,944,220	$4,317,866
Net investment in direct financing leases	698,727	648,102
Mortgage loans	1,778,316	1,060,400

Gross investment in real estate assets	8,421,263	6,026,368
Accumulated depreciation and amortization	(455,712)	(325,125)

Net investment in real estate assets	7,965,551	5,701,243

Cash and cash equivalents	171,472	83,240
Interest and rent receivables	78,970	57,698
Straight-line rent receivables	185,592	116,861
Other assets	618,703	459,494

Total Assets	$9,020,288	$6,418,536

Liabilities and Equity
Liabilities
Debt, net	$4,898,667	$2,909,341
Accounts payable and accrued expenses	211,188	207,711
Deferred revenue	18,178	19,933
Lease deposits and other obligations to tenants	57,050	28,323

Total Liabilities	5,185,083	3,165,308

Equity
Preferred stock, $0.001 par value. Authorized 10,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 500,000 shares; issued and outstanding - 364,424 shares at December 31, 2017 and 320,514 shares at December 31, 2016	364	321
Additional paid-in capital	4,333,027	3,775,336
Distributions in excess of net income	(485,932)	(434,114)
Accumulated other comprehensive loss	(26,049)	(92,903)
Treasury shares, at cost	(777)	(262)

Total Medical Properties Trust, Inc. Stockholders’ Equity	3,820,633	3,248,378

Non-controlling interests	14,572	4,850

Total Equity	3,835,205	3,253,228

Total Liabilities and Equity	$9,020,288	$6,418,536

(A)	Financials have been derived from the prior year audited financial statements.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Amounts in thousands, except for per share data)	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(A)
Revenues
Rent billed	$124,642	$92,861	$435,782	$327,269
Straight-line rent	18,907	14,558	65,468	41,067
Income from direct financing leases	19,188	17,126	74,495	64,307
Interest and fee income	42,224	28,738	129,000	108,494

Total revenues	204,961	153,283	704,745	541,137
Expenses
Real estate depreciation and amortization	36,112	26,524	125,106	94,374
Impairment charges	—	(66)	—	7,229
Property-related	1,811	1,120	5,811	2,712
Acquisition expenses	8,649	39,894	29,645	46,273
General and administrative	15,312	13,090	58,599	48,911

Total operating expenses	61,884	80,562	219,161	199,499

Operating income	143,077	72,721	485,584	341,638

Interest expense	(56,456)	(38,465)	(176,954)	(159,597)
Gain (loss) on sale of real estate and other asset dispositions, net	—	(70)	7,431	61,224
Unutilized financing fees/debt refinancing costs	(13,780)	—	(32,574)	(22,539)
Other income (expense)	1,433	1,056	10,432	(1,618)
Income tax benefit (expense)	(1,898)	8,003	(2,681)	6,830

Income from continuing operations	72,376	43,245	291,238	225,938
Loss from discontinued operations	—	—	—	(1)

Net income	72,376	43,245	291,238	225,937
Net income attributable to non-controlling interests	(432)	(206)	(1,445)	(889)

Net income attributable to MPT common stockholders	$71,944	$43,039	$289,793	$225,048

Earnings per common share - basic:
Income from continuing operations	$0.19	$0.13	$0.82	$0.86
Loss from discontinued operations	—	—	—	—

Net income attributable to MPT common stockholders	$0.19	$0.13	$0.82	$0.86

Earnings per common share - diluted:
Income from continuing operations	$0.19	$0.13	$0.82	$0.86
Loss from discontinued operations	—	—	—	—

Net income attributable to MPT common stockholders	$0.19	$0.13	$0.82	$0.86

Weighted average shares outstanding - basic	364,382	319,833	349,902	260,414
Weighted average shares outstanding - diluted	364,977	319,994	350,441	261,072

Dividends declared per common share	$0.24	$0.23	$0.96	$0.91

(A)	Financials have been derived from the prior year audited financial statements.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Funds From Operations

(Unaudited)

(Amounts in thousands, except for per share data)	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
FFO information:
Net income attributable to MPT common stockholders	$71,944	$43,039	$289,793	$225,048
Participating securities’ share in earnings	(1,102)	(129)	(1,409)	(559)

Net income, less participating securities’ share in earnings	$70,842	$42,910	$288,384	$224,489

Depreciation and amortization (A)	36,815	26,976	127,559	96,157
Gain on sale of real estate	—	—	(7,431)	(67,168)

Funds from operations	$107,657	$69,886	$408,512	$253,478

Write-off of straight line rent and other	4,223	—	5,340	3,063
Transaction costs from non-real estate dispositions	—	70	—	5,944
Acquisition expenses, net of tax benefit (A)	9,103	34,806	28,453	46,529
Release of valuation allowance	—	(3,956)	—	(3,956)
Impairment charges	—	(66)	—	7,229
Unutilized financing fees / debt refinancing costs	13,780	—	32,574	22,539

Normalized funds from operations	$134,763	$100,740	$474,879	$334,826
Share-based compensation	2,801	2,111	9,949	7,942
Debt costs amortization	1,773	1,814	6,521	7,613
Additional rent received in advance (B)	(300)	(300)	(1,200)	(1,200)
Straight-line rent revenue and other (A)	(26,544)	(16,921)	(82,276)	(50,687)

Adjusted funds from operations	$112,493	$87,444	$407,873	$298,494

Per diluted share data:
Net income, less participating securities’ share in earnings	$0.19	$0.13	$0.82	$0.86
Depreciation and amortization (A)	0.10	0.09	0.37	0.37
Gain on sale of real estate	—	—	(0.02)	(0.26)

Funds from operations	$0.29	$0.22	$1.17	$0.97

Write-off of straight line rent and other	0.01	—	0.01	0.01
Transaction costs from non-real estate dispositions	—	—	—	0.02
Acquisition expenses, net of tax benefit (A)	0.03	0.11	0.08	0.18
Release of valuation allowance	—	(0.02)	—	(0.02)
Impairment charges	—	—	—	0.03
Unutilized financing fees / debt refinancing costs	0.04	—	0.09	0.09

Normalized funds from operations	$0.37	$0.31	$1.35	$1.28
Share-based compensation	0.01	0.01	0.03	0.03
Debt costs amortization	0.01	0.01	0.02	0.02
Additional rent received in advance (B)	—	—	—	—
Straight-line rent revenue and other (A)	(0.08)	(0.06)	(0.24)	(0.19)

Adjusted funds from operations	$0.31	$0.27	$1.16	$1.14

(A)	Includes our share of real estate depreciation, acquisition expenses, and straight-line rent revenue from unconsolidated joint ventures. These amounts are included with the activity of all of our equity interests in the “Other income (expense)” line on the consolidated statements of income.

(B)	Represents additional rent received from one tenant in advance of when we can recognize as revenue for accounting purposes. This additional rent is being recorded to revenue on a straight-line basis over the lease life.

Investors and analysts following the real estate industry utilize funds from operations, or FFO, as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or NAREIT, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) unbilled rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Fiscal Year 2018 Guidance Reconciliation

(Unaudited)

	Fiscal Year 2018 Guidance - Per Share(1)
	Low	High
Net income attributable to MPT common stockholders	$1.02	$1.06
Participating securities’ share in earnings	—	—

Net income, less participating securities’ share in earnings	$1.02	$1.06
Depreciation and amortization	0.40	0.40

Funds from operations	$1.42	$1.46
Other adjustments	—	—

Normalized funds from operations	$1.42	$1.46

(1)	The guidance is based on current expectations and actual results or future events may differ materially from those expressed in this table, which is a forward-looking statement within the meaning of the federal securities laws. Please refer to the forward-looking statement included in this press release and our filings with the Securities and Exchange Commission for a discussion of risk factors that affect our performance.

Pro Forma Total Gross Assets

(Unaudited)

December 31, 2017
Total Assets	$9,020,288
Add:
Binding real estate commitments on new investments(2)	17,500
Unfunded amounts on development deals and commenced capital improvement projects(3)	154,184
Accumulated depreciation and amortization	455,712
Less:
Cash and cash equivalents	(171,472)

Pro Forma Total Gross Assets(4)	$9,476,212

(2)	Reflects a commitment to acquire a facility post December 31, 2017.
(3)	Includes $137.4 million unfunded amounts on ongoing development projects and $16.8 million unfunded amounts on capital improvement projects and development projects that have commenced rent.
(4)	Pro forma total gross assets is total assets before accumulated depreciation/amortization, assumes all real estate binding commitments on new investments and unfunded amounts on development deals and commenced capital improvement projects are fully funded, and assumes cash on hand is fully used in these transactions. We believe pro forma total gross assets is useful to investors as it provides a more current view of our portfolio and allows for a better understanding of our concentration levels as our binding commitments close and our other commitments are fully funded.